     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 17, 2001
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          DATATRAK INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

             Ohio                                       34-1685364
  ----------------------------             -----------------------------------
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)

                       20600 Chagrin Boulevard, Suite 1050
                              Cleveland, Ohio 44122
                                 (216) 921-6505
          (Address of Principal Executive Offices, including Zip Code)


                          DATATRAK INTERNATIONAL, INC.
    AMENDED AND RESTATED 1996 KEY EMPLOYEES AND CONSULTANTS STOCK OPTION PLAN

                            (Full Title of the Plan)

                                   ----------

          Jeffrey A. Green                              Copy to:
Chief Executive Officer and President            Thomas F. McKee, Esq.
    DATATRAK International, Inc.             Calfee, Halter & Griswold LLP
       20600 Chagrin Boulevard              1400 McDonald Investment Center
             Suite 1050                           800 Superior Avenue
        Cleveland, Ohio 44122                    Cleveland, Ohio 44114
           (216) 921-6505                            (216) 622-8200

(Name, address and telephone number, including area code, of agents for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE


========================================================================================================================
                                                      Proposed
                                                      Maximum             Proposed Maximum
   Title of Securities to be        Amount to be    Offering Price      Aggregate Offering
           Registered              Registered(1)     Per Share(2)            Price(2)        Amount of Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Shares, without par
  value, issuable upon exercise
  of options                          575,000            $3.00            $1,725,000.00                  $450.00
========================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such additional common shares, without par value, ("Common Shares") which may be issued or become issuable under the terms of the Registrant's Amended and Restated 1996 Key Employees and Consultants Stock Option Plan, as amended (the "Plan"), in order to prevent dilution resulting from any stock split, stock dividend, or similar transaction.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the Common Shares of DATATRAK International, Inc. reported on Nasdaq on August 13, 2001, within five business days prior to filing.

         This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 has already been filed. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Commission File No. 333-16061) registering 182,667 Common Shares for issuance under the Plan, are hereby incorporated by reference.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         As specified by Rule 428(b)(1) of the Securities Act of 1933, documents containing the information specified in Part I of this Registration Statement will be sent or given to each person who holds outstanding options issued under the Company's employee benefit plan identified on the cover of this Registration Statement. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by DATATRAK International, Inc., formerly Collaborative Clinical Research, Inc. (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (ii) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001;

         (iii) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001;

         (iv) The Company's Current Report on Form 8-K, filed with the Commission on January 23, 2001; and

         (v) The description of the Common Shares contained in the Company's Form 8-A filed with the Commission on May 10, 1996 (Commission File No. 0-20699);

other than the portions of such documents that, by statute, by designation in such document, or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, other than the portions of such documents that by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         Any statement contained in documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS.

         See the Exhibit Index at Page E-1 of this Registration Statement.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, this 17th day of August, 2001.

                                   DATATRAK INTERNATIONAL, INC.

                                   By:  /s/ Jeffrey A. Green
                                        --------------------
                                        Jeffrey A. Green, President and
                                        Chief Executive Officer

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on August 17, 2001.

        Signature                     Title
        ---------                     -----

  /s/ Jeffrey A. Green      President and Chief Executive Officer and a
-------------------------   Director
Jeffrey A. Green            (Principal Executive Officer)

  /s/ Terry C. Black        Vice President of Finance, Chief Financial Officer,
-------------------------   Treasurer and Assistant Secretary
Terry C. Black              (Principal Financial and Accounting Officer)


  /s/ Timothy G. Biro       Director
-------------------------
Timothy G. Biro

  /s/ Robert E. Flaherty    Director
-------------------------
Robert E. Flaherty

  /s/ Seth B. Harris        Director
-------------------------
Seth B. Harris

  /s/ Mark J. Ratain        Director
-------------------------
Mark J. Ratain

  /s/ Robert M. Stote       Director
-------------------------
Robert M. Stote

  /s/ Jerome H. Kaiser      Director
-------------------------
Jerome H. Kaiser

                                  EXHIBIT INDEX

         EXHIBIT NUMBER           DESCRIPTION                                               SEQUENTIAL PAGE
         --------------           -----------                                               ---------------

              4.1                 Fifth Amended and Restated Articles of                          (1)
                                  Incorporation

              4.2                 Third Amended and Restated Code of Regulations of               (1)
                                  the Company

              4.3                 Specimen Common Share Certificate                               (2)

              4.4                 Second Amended and Restated Registration                        (3)
                                  Agreement, dated July 25, 1994, as amended on
                                  June 1, 1995 and February 5, 1996

              4.5                 Certificate of Amendment of the Fifth Amended and               (4)
                                  Restated Articles of Incorporation, dated April
                                  20, 1999

              4.6                 Certificate of Amendment of the Fifth Amended and               (5)
                                  Restated Articles of Incorporation, dated
                                  September 22, 1999

              4.7                 The Company's Amended and Restated 1996 Key                     (6)
                                  Employees and Consultants Stock Option Plan

              4.8                 Amendment No. 2 to the Company's Amended and                    (7)
                                  Restated 1996 Key Employees and Consultants Stock
                                  Option Plan

              5.1                 Opinion of Calfee, Halter & Griswold LLP regarding               *
                                  the validity of the securities being registered

              15.1                Letter re: Unaudited Interim Financial Information               *

              23.1                Consent of Ernst & Young LLP                                     *

              23.2                Consent of Counsel (see Exhibit 5.1)

              24.1                Power of Attorney and related Certified Resolution              (6)

---------------

(1) Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (File No. 000-20699).

(2) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 000-20699).

(3) Incorporated herein by reference to the appropriate exhibit to the Company's Form S-1 Registration Statement filed on March 8, 1996, as amended by Amendment No. 1 filed on May 10, 1996 and as amended by Amendment No. 2 filed on June 10, 1996 (File No. 333-2140).

(4) Incorporated herein by reference to the Company's Schedule 14A filed on March 17, 1999 (File No. 000-20699).

(5) Incorporated herein by reference to the appropriate exhibit to the Company's Form S-8 Registration Statement filed on November 10, 1999 (File No. 333-90699).

(6) Incorporated herein by reference to the Company's Form S-8 Registration Statement filed on November 13, 1996 (File No. 333-16061).

(7) Incorporated herein by reference to the Company's Schedule 14A filed on April 28, 2000 (File No. 000-20699).

*        Filed herewith.




                                      E-2